
                                                                                             EXHIBIT 99


                             TXU ENERGY COMPANY LLC
                   CONDENSED STATEMENT OF CONSOLIDATED INCOME
                                   (Unaudited)



                                                                                              Twelve Months Ended
                                                                                                 June 30, 2004
                                                                                             ---------------------
                                                                                             (millions of dollars)

Operating revenues........................................................................           $ 8,252

Operating expenses:
   Cost of energy sold and delivery fees..................................................             5,222
   Operating costs........................................................................               710
   Depreciation and amortization..........................................................               386
   Selling, general and administrative expenses...........................................               651
   Franchise and revenue-based taxes......................................................               122
   Other income...........................................................................               (37)
   Other deductions.......................................................................               298
   Interest income........................................................................               (13)
   Interest expense and related charges...................................................               332
                                                                                                     -------
     Total costs and expenses.............................................................             7,671
                                                                                                     -------

Income from continuing operations before income taxes.....................................               581

Income tax expense........................................................................               175
                                                                                                     -------

Income from continuing operations.........................................................               406

Loss from discontinued operations, net of tax benefit.....................................               (47)
                                                                                                     --------

Net income................................................................................           $   359
                                                                                                     =======
